CONSULTANT EMPLOYMENT/ENGAGEMENT AGREEMENT
                   ------------------------------------------
               (Communication Options, LLC f/s/o Gregory Hartwell)

     Consultant Employment/Engagement Agreement ("Agreement") dated as of March 1, 2000, between 3Dshopping.com ("Company") and Communication Options, LLC ("COL"), a California corporation, Federal ID# 95- 4665470, f/s/o Gregory Hartwell ("Hartwell") (collectively, "Consultant") in connection with Consultant's provision of marketing support consulting services to Company ("Services") to develop Company's merchandising display division ("Division"). Reference is made to the Promissory Note and Security/Pledge Agreement, each dated as of even date herewith, in connection with an advance of monies to Consultant against its' future performance hereunder ("Advance").

1. ENGAGEMENT/INDEPENDENT CONTRACTORS. The Company engages Consultant and Consultant accepts the engagement, subject to and in accordance with the terms and conditions of this Agreement. It is expressly agreed that Company and Consultant are acting hereunder as independent contractors and under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose. Any receivables prior to the date hereof, and any liabilities of COL incurred at any time prior or subsequent to the date hereof, remain the property and responsibility of COL. This Agreement shall not be construed as authority for either party to act for the other party in any agency or other capacity, or to make commitments of any kind for the account of or on behalf of the other except to the extent and for the purposes provided for herein.

2. TERM OF ENGAGEMENT/TERMINATION. Consultant's engagement as a marketing support consultant to Company will begin on the date set forth above, and shall continue for one (1) year, unless terminated for cause pursuant to Paragraph 6. below. Thereafter, Consultant's engagement may be terminated by either party on thirty (30) days written notice to the other. Any and all business generated on or after March 1, 2000, by Consultant hereunder shall inure to the sole benefit of Company.


3. COMPENSATION/TITLE. Upon receipt of appropriate invoices, Consultant shall be paid the following compensation in connection with the Services. Consultant shall utilize the following title hereunder:

     (a) CONSULTING FEES. Consultant's annual consulting fee is $60,000, payable at the rate of $5,000 per month, payable on the last day of each month; and

     (b) COMMISSION: 7.5% of the amount of Consultant's gross sales, less any returns, uncollectible amounts, discounts and allowances (collectively, "Returns"), collected by Company, payable on the tenth business day following the month such monies are collected (collectively, "Net Sales"); and

     (c)  STOCK OPTIONS/VESTING:

          a. STOCK OPTIONS: Subject to approval by Company's Board of Directors, Consultant will receive an option to purchase 20,000 shares of Company's common stock at the exercise price of $
               12.875   (i.e.,   the  closing   price  on  February   29,  2000)

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               ("Options"),  as provided  in that  certain  Non-Qualified  Stock
               Option Agreement attached hereto as Exhibit "A".

          b. VESTING: Such Options shall vest at the following rate: 1,000 shares per $100,000 of Net Sales during the Term of this Agreement.

     (d) TITLE: Hartwell shall utilize the following title in connection with Consultant's performance hereunder: "Executive Director, Communication Options, a division of 3Dshopping.com".

     (e)  ADVANCE AGAINST FUTURE SALES/EARN-OUT/FUTURE ADVANCE/LIFE INSURANCE:


          a. ADVANCE: Consultant has received an Advance of $50,000 pursuant to the Promissory Note, repayment of which amount is secured by Hartwell's interest in COL pursuant to the Security/Pledge Agreement.

          b. ADVANCE FORGIVENESS: The Advance will be forgiven by Company at the following rate: $5,000 for each $100,000 of Net Sales.

          c. FUTURE ADVANCE: Upon Consultant's achievement of substantial business hereunder (i.e., achievement of Net Sales of $300,000 and satisfactory performance hereunder), Company will provide Consultant with an additional $50,000 Advance, subject to the terms and conditions of the Promissory Note and Security/Pledge Agreement.

          d. LIFE INSURANCE: Consultant is required to maintain term life insurance on Hartwell with Company as beneficiary in an amount to secure sufficient payment of any portion of the Advance outstanding together with any accrued interest thereon in the event of Hartwell's death. Consultant shall provide evidence of such insurance to Company together with a copy of the insurance contract on an ongoing basis.

4. DUTIES/SUPPORT SERVICES.


     (a) DUTIES OF CONSULTANT: Consultant's primary duties will be to develop the merchandising and display business for the internet. Consultant will work with Company personnel and perform such other duties that are consistent with the achievement of Division objectives.

     (b) SUPPORT SERVICES PROVIDED BY COMPANY: Company shall provide only the following support services to Consultant necessary to support Division objectives: reimbursement for normal business operating expenses (i.e., appropriate office space within Company and reasonable travel expenses); Internet access (i.e., a Web site designed, built and owned by Company together with any necessary renderings, prototypes and product pages in connection therewith); and print services (i.e., 1-sheet marketing fliers). The parties shall jointly develop a budget for operating expenses for the Division.

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5.  FULL-TIME  EFFORT.  Consultant  will devote its  full-time  best  efforts to providing the Services to Company.


6. TERMINATION FOR CAUSE. Company may terminate this Agreement after written notice to Consultant of any one or more of the following events if Consultant fails to remedy such events within a reasonable period: (1) Consultant's material failure to perform under this Agreement; (2) Consultant's material failure to perform its duties to the Company; (3) Consultant's material failure to abide by the policies and procedures of the Company; or (4) any act, failure to act or condition of Consultant which jeopardizes the business of the Company.

7. NON-COMPETITION/NON-DISCLOSURE: Consultant will sign that certain Consultant New-Hire Agreement attached hereto as Exhibit "B". If Consultant voluntarily terminates this Agreement and becomes employed, engaged or affiliated with any of Company's Competitors (as defined in Exhibit "B") (collectively, "Competes"), at Company's sole discretion, Company may require that the any financial gains to Consultant associated with exercising the Options must be disgorged to Company if Consultant exercises any Options during the six (6) -month period preceding Consultant's termination date.

8. DISPUTE RESOLUTION.

          8.1. INTERNAL DISPUTE RESOLUTION. If any dispute should arise concerning performance under or interpretation of this Agreement, then, prior to, and as a condition to a party's right to initiate any action pursuant to Paragraph 8.2 below, the parties will take the following steps in an attempt to informally resolve any such dispute:


               8.1.1. DISPUTE NOTICE. At the written request of either party, each party will meet in person and will present to each other a written summary, reflecting in reasonable detail, the nature and extent of the dispute in question (the "Dispute Notice"). Such an in-person meeting will take place within five (5) days of receipt of the request.


               8.1.2. INITIATION OF ARBITRATION. If any dispute remains unresolved after ten (10) days following the initial request for informal dispute resolution, then either party may, as contemplated by Paragraph 8.2, initiate an arbitration proceeding.


               8.1.3. INFORMAL RESOLUTION. Notwithstanding the foregoing, if the parties are able to resolve disputes without litigation in a court of law and without resorting to the procedures described in this Paragraph 8., they will not be obligated to follow such procedures.


          8.2. ARBITRATION. The parties stipulate and agree that if they are unable to resolve any controversy arising under this Agreement as contemplated by Paragraph 8.1 of this Agreement, then such controversy and any ancillary claims not so resolved and not so subject will be submitted to mandatory and non-binding arbitration at the election of either party (the "Disputing Party") pursuant to the following terms and conditions:


               8.2.1. SELECTION OF ARBITRATOR. The Disputing Party will notify the American Arbitration Association (the "AAA") in writing and will request that the AAA furnish to the parties a list of five possible arbitrators who, if possible, will have experience in data processing matters. Each party will have fifteen (15) days to reject two of the

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          proposed  arbitrators.  If one individual has not been so rejected, he or she will serve as arbitrator; if two or more individuals have not been so rejected, the AAA will select the arbitrator from those individuals.


               8.2.2. CONDUCT OF ARBITRATION. Arbitration will be conducted by the arbitrator selected pursuant to Paragraph 8.2.1. over the dispute described in the Dispute Notice and any other disputes related to this Agreement between the parties to this Agreement (1) pending at the inception of such arbitration and not otherwise being arbitrated under this Paragraph 8.2.; or (2) arising during the pendency of such arbitration, in accordance with the rules of the AAA, except as specifically provided otherwise in this Paragraph 8.2. In particular and without limitation, the parties hereto hereby affirm and agree to comply with those rules of the AAA that limit pre-hearing discovery. The arbitrator will have no power or authority, under the rules of the AAA or otherwise, to amend or disregard any provision of this Paragraph 8.2.


               8.2.3. REPLACEMENT OF ARBITRATOR. Should the arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Paragraph 8.2., such arbitrator will be replaced by an arbitrator selected from the other four arbitrators originally proposed by the AAA and not rejected by the parties, if any, or if there are no remaining proposed arbitrators who have not been rejected, by repeating the process of selection. If an arbitrator is replaced pursuant to this Paragraph 8.2.3., then a rehearing will take place in accordance with the rules of the AAA.


               8.2.4. FINDINGS AND CONCLUSIONS. The arbitrator rendering judgment upon disputes between parties to this Agreement as provided in this Paragraph 8.2. will, after reaching judgment and award, if any, prepare and distribute to the parties to such disputes a writing describing the findings of fact and conclusions of law relevant to such judgment and award and containing an opinion setting forth the reasons for the giving or denial of any award.


               8.2.5. TIME IS OF THE ESSENCE. The arbitrator is hereby instructed that time is of the essence in the arbitration proceeding, and that the arbitrator will have the right and authority to issue monetary sanctions against either of the parties if, upon a showing of good cause therefor, said party is unreasonably delaying the proceeding.


               8.2.6. FINDINGS. The arbitrator will render his or her judgment or award within twenty (20) days following the conclusion of the arbitration proceeding.


               8.2.7. DISCOVERY. Recognizing the express desire of the parties for an expeditious means of dispute resolution, the arbitrator will limit or allow the parties to expand the scope of discovery as may be reasonable under the circumstances.


          8.3. LITIGATION.


               8.3.1. IMMEDIATE INJUNCTIVE RELIEF. The parties to this Agreement hereby agree that the only circumstance in which disputes between them will not be subject to the provisions of this Paragraph 8. is where a party makes a good faith determination that a breach of the terms of this Agreement by another party is such that the damages to such party resulting therefrom will be so immediate, so large or severe and so incapable of adequate redress after the fact that a temporary restraining order and/or other immediate injunctive relief is the only

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          adequate   remedy  for  such   breach.   If  a  party  making  such  a
          determination files a pleading with a court seeking such immediate injunctive relief and this pleading is challenged by another party to this Agreement and the challenging party succeeds in such challenge, the party filing such pleading seeking immediate injunctive relief
          will  pay  all  of  the  costs  and  attorneys'   fees  of  the  party
          successfully challenging such pleading.


               8.3.2. JURISDICTION. The parties hereto hereby consent to the jurisdiction of the federal district court residing in California for all litigation that may be brought with respect to the terms of and the transactions and relationships contemplated by this Agreement. The parties hereto further consent to the jurisdiction of any state court the district of which encompasses assets of a party against which a judgment has been rendered, either through arbitration or through litigation, for the enforcement of such judgment against such assets of such party.


               8.3.3. COSTS AND ATTORNEYS' FEES. Notwithstanding any rule of the AAA to the contrary, the arbitrator rendering judgment upon disputes between parties to this Agreement as provided in Paragraph 8.2. will have the power to award all costs and attorneys' fees between the parties subject to such disputes. In any litigation between parties to this Agreement with respect to matters under or contemplated by this Agreement, if and to the extent such litigation does not concern the prayer for or challenge to immediate injunctive relief, the losing party will pay all costs and attorneys' fees of such litigation accruing to the other party.


9. WAIVER. No waiver of any breach of this Agreement will be deemed to constitute a waiver of any subsequent breach of the same or any other provision.

10. SEVERABILITY. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, then all parties will be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement will be deemed amended by modifying the provision to the minimum extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objective. If the remainder of this Agreement will not be affected by the declaration or finding and is capable of substantial performance, then each provision not so affected will be enforced to the extent permitted by law.

11. ASSIGNMENT. The Company's rights and obligations under this Agreement will inure to the benefit of and be binding upon the Company's successors and assignees. This Agreement is not assignable by Consultant.

12. SURVIVAL. Paragraphs 7. and 8. will survive the termination or expiration of this Agreement.


13. NOTICES AND PAYMENTS. Any notices and payments hereunder shall be directed as follows:


     To 3D:                                                             To COL:
     -----                                                              ------
              3Dshopping.com                         Communication Options, LLC
              308 Washington Boulevard                      204 Bicknell Avenue
              Marina del Rey, CA 90292                   Santa Monica, CA 90405
              Attn: Legal Department (Notices)          Attn:  Gregory Hartwell
                    Finance Department (Payments)
              Fax:  (310) 301-6730                          Fax:(   )
                                                                 --- ----------
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14. ENTIRE  AGREEMENT.  This  Agreement,  together with the  Consultant New Hire
Agreement, Promissory Note and Security/Pledge Agreement, and any exhibits and appendices attached to it, if any, constitutes the entire agreement of the parties, superseding in all respects any and all prior proposals, negotiations, understandings and other agreements, oral or written, between the parties.

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ACCEPTED AND AGREED:

COMMUNICATION OPTIONS, LLC
f/s/o GREG HARTWELL                     3DSHOPPING.COM


By                                      By
  -----------------------------           -----------------------------
  Title                    Date           Title                    Date

By signing below, Hartwell acknowledges that he has read this Agreement and confirms all grants, representations, warranties and agreements made by COL and agrees to perform the services provided for herein in accordance with the terms and provisions hereof and, if Hartwell fails to do so, Hartwell acknowledges that Company shall have the same rights and remedies against Hartwell as Company has against COL. Hartwell shall look solely to COL for any compensation hereunder and, if Hartwell's employment agreement with COL becomes ineffective or if COL ceases to exist, then Hartwell, at Company's election, may be deemed substituted as a direct party in lieu of COL.


GREG HARTWELL


By
  -----------------------------
                           Date